                                                                      EXHIBIT 12

                 PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                              --------------------


                                                       Six Months Ended      Three Months Ended
                                                         June 30, 1998         June 30, 1998
                                                       ----------------      ------------------
Earnings before income taxes                                 $5,221               $2,902

Add (Deduct):
Equity in net earnings of less than 50% owned
   affiliates                                                  (104)                 (55)
Dividends from less than 50% owned
   affiliates                                                    71                   43
Fixed charges                                                   688                  342
Interest capitalized, net of amortization                        (2)                  (1)
                                                             ------               ------

Earnings available for fixed charges                         $5,874               $3,231
                                                             ======               ======
Fixed charges:
Interest incurred:
   Consumer products                                         $  577               $  286
   Financial services                                            37                   19
                                                             ------               ------

                                                                614                  305
Portion of rent expense deemed to represent
   interest factor                                               74                   37
                                                             ------               ------

Fixed charges                                                $  688               $  342
                                                             ======               ======

Ratio of earnings to fixed charges                              8.5                  9.4
                                                             ======               ======


                                                                      EXHIBIT 12

                 PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                              --------------------


                                                                 Years Ended December 31,
                                        ------------------------------------------------------------------------
                                          1997            1996             1995            1994             1993
                                        --------        --------         --------        --------         ------
Earnings before income
   taxes and cumulative
   effect of accounting
   changes                              $10,611         $10,683          $ 9,347         $ 8,216          $ 6,196

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates                        (207)           (227)            (246)           (184)            (164)
Dividends from less
   than 50% owned
   affiliates                               138             160              202             165              151
Fixed charges                             1,438           1,421            1,495           1,537            1,716
Interest capitalized,
   net of amortization                      (16)             13                2              (1)             (13)
                                        -------         -------          -------         -------          -------
Earnings available for
   fixed charges                        $11,964         $12,050          $10,800         $ 9,733          $ 7,886
                                        =======         =======          =======         =======          =======
Fixed charges:
Interest incurred:
   Consumer products                    $ 1,224         $ 1,197          $ 1,281         $ 1,317          $ 1,502
   Financial services
   and real estate                           67              81               84              78               87
                                        -------         -------          -------         -------          -------

                                          1,291           1,278            1,365           1,395            1,589
Portion of rent expense
   deemed to represent
   interest factor                          147             143              130             142              127
                                        -------         -------          -------         -------          -------

Fixed charges                           $ 1,438         $ 1,421          $ 1,495         $ 1,537          $ 1,716
                                        =======         =======          =======         =======          =======
Ratio of earnings to
   fixed charges                            8.3             8.5              7.2             6.3              4.6
                                        =======         =======          =======         =======          =======
